Exhibit 10.15


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of the 20th day of December, 1996, by and between SEDECO, INC., a Texas corporation with offices located at 1124 West Fuller Street, Fort Worth, Texas 76115 (the "Company") and JIMMY L. YATES, residing at 3801 Hollow Creek Road, Fort Worth, Texas 76116 (the "Executive").

                             W I T N E S S E T H :

     WHEREAS, simultaneously herewith Hirsch International Corp. ("Hirsch") has acquired all of the capital stock of the Company pursuant to the terms of a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"); and

     WHEREAS, prior to such acquisition, Executive owned one hundred (100%) percent of the capital stock of and was President of the Company and heretofore was a full time employee of the Company; and

     WHEREAS, pursuant to the terms of the Purchase Agreement, the parties have simultaneously entered into this Employment Agreement.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. Employment. The Company hereby employs the Executive and Executive agrees to serve the Company and its corporate "Affiliates" (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and to continue to perform his usual and customary duties together with such other reasonable duties as shall be assigned to him from time to time by the Board of Directors of the Company and Hirsch. The services to be provided by Executive hereunder shall be principally provided in the Fort Worth, Texas area, although Executive acknowledges that in


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the course of his  employment  hereunder he may be  required,  from time to time, to travel on behalf of the Company.

     2. Term. The employment of Executive hereunder shall be effective and commence on the date hereof (the "Effective Date"), and shall terminate as of the close of business on the fifth anniversary of the Effective Date (the "Term").

     3. Duties and Nature of Executive's Services. Executive agrees to serve the Company as President and to serve the Company and its Affiliates faithfully and to the best of his ability. During the first three (3) years of the Term, Executive shall devote his entire business time, attention, energy, skill and experience to the performance of his duties hereunder. During the last two (2) years of the Term, Executive shall devote a majority of his business time, attention, energy, skill and experience to the performance of his duties hereunder. During the Term, Executive shall not engage, directly or indirectly, in any other business, employment or occupation which is competitive with the business of the Company and its Affiliates.

     4. Compensation.

     4.1. As full compensation for all services to be rendered by the Executive to the Company and its Affiliates under or pursuant to the terms of this Agreement, including, if requested, service as a director of the Company and Hirsch, the Company shall pay to the Executive a base salary of Three Hundred Thousand ($300,000) Dollars per year for the first two (2) years of employment, a base salary of Two Hundred Thousand ($200,000) Dollars for the third and fourth year of employment, and a base salary of One Hundred Fifty Thousand ($150,000) Dollars for the fifth year of employment (the "Base Compensation").

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     The Base Compensation  shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time.

     4.2. During the term of his employment hereunder, and except to the extent that greater benefits are provided for herein, in which case this Agreement shall be controlling, Executive shall be entitled to participate in all life insurance, medical, retirement, pension and other non-incentive and non-bonus plans and perquisites of Hirsch now in effect or hereafter adopted and made generally available by Hirsch to its senior executive officers; provided that Executive qualifies under and is eligible to participate in such plans and perquisites in accordance with the terms and subject to the conditions thereof. The Company shall have the right at any time and from time to time to change insurance carriers and to modify the scope of coverage and other terms of insurance policies and other plans covering its senior executive officers. The Executive shall not be eligible to participate in any executive bonus or other long-term compensation or incentive plans of Hirsch.

     4.3. During the Term, the Executive shall also be entitled to the full-time use of a Company automobile (same model BMW currently being used by Executive or its equivalent). The Company shall purchase all relevant insurance for said automobile (or reimburse Executive for cost of same) and shall reimburse the Executive for all fuel and repairs to said automobile.

     4.4. The Company shall deduct from the Executive's Base Compensation, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

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     4.5.  The  Company  shall  reimburse  the  Executive,  or  cause  him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

     4.6. The Executive currently owns a life insurance policy insuring his life in the policy face amount of $654,000.00. The Company agrees to continue to make all required premium payments on such policy until such time as the policy is fully paid up. All dividends generated by such policy shall be applied to the payment of policy premiums.

     5. Grant of Stock  Option.  In addition to the  Compensation  described  in
Section 4 hereof, Hirsch has simultaneously entered into a Non-Qualified Stock Option Agreement with Executive entitling Executive to purchase up to an aggregate of 60,300 shares of Hirsch's Class A Common Stock.

     6. Indemnification. The Company undertakes, to the fullest extent permitted by law, to indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements, arising out of the performance by the Executive of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

     7. Termination.

     7.1. If the Executive dies or becomes disabled during the Term, his Base Compensation and all other rights under this Agreement shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the

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Executive shall be deemed to be "disabled" if he has been unable to perform his duties for six (6) consecutive months or nine (9) months in any twelve (12) month period, all as determined in good faith by the Board of Directors of the Company.

     7.2. The Company shall, in the manner described in Section 7.3 hereof, have the right to terminate the employment of Executive under this Agreement and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation and reimbursements then due and payable to Executive pursuant to Section 4 hereof to the date of termination, if Executive shall commit any of the following acts or any of the following acts shall occur ("Events of Default"):

     (a) Material breach of any of the material provisions or covenants of this Agreement;

     (b) Material breach by Executive of any of the material representations, warranties, covenants or agreements contained in the Purchase Agreement, except
(i) if the existence of such breach is being contested in good faith or (ii) such breach did not constitute fraud or bad faith by the Executive and the Company or Hirsch has been fully indemnified by the Executive with respect to such breach;

     (c) Gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, wilful refusal or habitual neglect to perform his employment duties or obligations under this Agreement;

     (d) Any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its Affiliates to suffer any loss, fine, civil penalty, judgment, claim, damage or expense;

     (e) Indictment for or conviction of, or plea of guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the

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     Executive's  actions  were in the best  interests  of the  Company  and its stockholders and would not violate criminal law);

     (f) A court or other tribunal of competent jurisdiction shall have issued an order prohibiting the Company from employing Executive; or

     (g) Any repeated violation (after written notice) or material violation of the Company's discipline rules as set forth in the Company's Employee handbook, a copy of which has heretofore been delivered to the Executive, as may be modified from time to time at the sole discretion of the Company.

     7.3. If the Company elects to terminate this Agreement upon the occurrence of any Event of Default, it shall deliver notice thereof to the Executive, describing with reasonable detail, the action or omission of the Executive constituting the act of default (the "Termination Notice"), and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in Section 7.2 hereof; provided, however, with respect to any act of default set forth in Clauses (a), (c), (f) and (g) of Section 7.2 hereof, prior to termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.

     8. Restrictive Covenants.

     8.1. Covenant Not to Compete.

     The Executive covenants and undertakes that, during the period of his employment hereunder and for a period of five (5) years hereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, company, or other business

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organization,  carry  on,  or be  engaged,  concerned,  or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, company, or other business organization (other than Hirsch) engaged in a business in the Continental United States which is similar to or in competition with any of the businesses carried on by the Company, Hirsch, or any Affiliates thereof (a "Similar Business"); provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stocks, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and
(ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2% of the issued and outstanding shares, or in the case of bonds or other securities, 2% of the aggregate principal amount thereof issued and outstanding. The restrictions contained in this Section 8.1 shall not be operative if the promissory note of Hirsch delivered at Closing (as defined in the Purchase Agreement) shall be in default and such default shall not be duly cured or the Company shall be in material breach of a material provision hereof and, after due notice thereof, the Company shall fail to cure such default within 30 days after receipt of notice or if such default is not reasonably capable of being cured within such 30 day period, then the Company shall fail to undertake to cure the default within such 30 day period and act diligently thereafter to effect such cure.

     8.2. Confidential Information; Covenant not to Disclose.

     8.2.1. During the term of this Agreement and thereafter, Executive agrees not to divulge, furnish or make accessible to anyone (other than in the regular course

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of business of the Company and its Affiliates) any knowledge or information
(whether or not in writing) relating to the business and affairs of the Company, including, without limitation, knowledge or information with respect to a customer lists, price lists, trade secrets, formulae, computer programs, intellectual or industrial property, designs, processes, plans or materials (collectively, "Company Property") of the Company, its parent or any of its Affiliates, or with respect to any other material proprietary, confidential or non-public aspects of the business or affairs of the Company and any of its Affiliates.

     8.2.2. Any Company Property (whether or not protected or eligible for protection by common law or by registered patent, trademark or copyright), relating to the business of the Company or any of its Affiliates, which Executive may acquire knowledge of, become privy to, develop or produce while in the employ of the Company, shall be and remain the exclusive property, right, title and interest of Company. Executive agrees promptly to execute and deliver to the Company, at the Company's expense, any and all instruments deemed necessary or convenient by the Company to effect the disclosure and assignment of all such Company Property to it.

     8.2.3. Executive agrees that during the term (including any renewal term) of this Agreement and for a period of five (5) years thereafter, or, if Executive's employment by the Company shall be longer than said term, then for a period of five (5) years following the termination or expiration of his employment by the Company (whether pursuant to the terms of this Agreement or otherwise), he will not: (a) directly or indirectly solicit, encourage, assist, entice, raid or induce any executive, managerial or supervisory level employee of the Company or

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any Affiliate to be employed by any person,  firm or corporation other than the Company or any Affiliate; (b) directly or indirectly approach any employee of the Company or any Affiliate for the purposes specified in Clause (a) above; or (c) authorize or knowingly approve the taking of any of the action specified in Clause (a) above by other persons on behalf of any person, firm or corporation, or assist any person, firm or corporation in taking any such action.

     8.2.4. Executive agrees that during the term of his employment by the Company (whether pursuant to the terms of this Agreement or otherwise), he will not enter into on behalf of the Company or any Affiliate, or cause the Company or any Affiliate to directly or indirectly enter into, any transactions with any business enterprise in which he, any of his Affiliates or any member of his immediate family is, to his knowledge, interested as a partner, trustee, beneficiary, director, officer, attorney-in-fact, employee, shareholder, lender of money or guarantor, without the prior consent of the Company's board of directors; provided, however, that nothing contained herein shall restrict any transactions with any corporation, partnership or business enterprise in which Executive, any of his Affiliates and/or any member of Executive's immediate family (consisting of Executive's spouse, siblings and children), individually or in the aggregate, owns less than two (2%) percent of the publicly traded capital stock or other equity interests of such corporation, partnership or business enterprise.

     8.2.5. Upon termination of his employment hereunder, Executive will return to the Company all of the property of the Company and its Affiliates in his possession;

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provided,  however,  property of the  Company  shall not be  considered  to include items currently in Executive's office, including art work, photographs, hunting trophies and similar items.

     8.2.6. If any provision of this Section 8.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

     8.3. Covenant to Report;  Patents, etc.

     8.3.1. Executive agrees to promptly communicate and disclose to the Company in writing all inventions, discoveries and improvements, in any form whatsoever, (hereinafter "Inventions") including, without limitation, all software, programs, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by him during his employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable, which relate to any matters or business of the type carried on or being developed by the Company and its Affiliates. The Executive shall also promptly communicate and disclose to the Company all other data obtained by him concerning the business or affairs of the Company and its Affiliates in the course of his employment by the Company.

     8.3.2. All written materials, records and documents made by the Executive or coming into his possession during the Term concerning the business or affairs of the Company and its Affiliates shall be the sole property of the Company; and, upon the termination of the Term or upon the request of the Company during the Term, the Executive

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shall  promptly  deliver the same to the Company.  The Executive  agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the Term as the Company may request.

     9. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company and its Affiliates, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Section 8 of this Agreement by the Executive or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Section 9 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

     10. Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and the performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or

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constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

     11. Miscellaneous.

     11.1. Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other in the manner prescribed herein:

If to the Company:               c/o Hirsch International Corp.
                                 200 Wireless Boulevard
                                 Hauppauge, New York 11788
                                 Attention:  Henry Arnberg, President

With a copy to:                  Ruskin, Moscou, Evans & Faltischek, P.C.
                                 170 Old Country Road
                                 Mineola, New York 11501
                                 Attention:  Raymond S. Evans, Esq.

If to the Executive:             Jimmy L. Yates
                                 3801 Hollow Creek Road
                                 Fort Worth, Texas 76116

With a copy to:                  Cantey & Hanger, LLP
                                 2100 Burnett Plaza
                                 801 Cherry Street
                                 Fort Worth, Texas  76102
                                 Attention:  Dean A. Tetirick, Esq.



     11.2. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned, this Agreement being personal, cannot be assigned.

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     11.3. Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

     11.4. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 8 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

     11.5. Texas Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Texas.

     11.6. Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

     11.7. Waiver of Breach. The failure of either party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Waiver of any term or provision of the Agreement must be in writing.

     11.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.9. Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

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     11.10.  Enforcement.  In the event  either  party  resorts  to a lawsuit or initiation of arbitration to enforce this Agreement,  the prevailing party shall
be  entitled  to  recover  the  reasonable   costs  of  pursuing  a  lawsuit  or
arbitration, including court costs and reasonable attorney's fees.

     IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                                         SEDECO, INC.

                                  By:    ________________________________
                                         Kenneth Shifrin, Vice President

                                         --------------------------------
                                         JIMMY L. YATES


     THE UNDERSIGNED HEREBY (a) AGREES TO SECTION 3; (b) GUARANTEES PAYMENT OF THE AMOUNTS DUE TO EXECUTIVE (OR THIRD PARTIES ON BEHALF OF EXECUTIVE) UNDER
SECTION 4 OF THIS  AGREEMENT;  (c) GUARANTEES THE COMPANY'S  INDEMNIFICATION  IN
SECTION 6; AND (d) AGREES TO THE OPTION GRANT DESCRIBED IN SECTION 5 OF THIS AGREEMENT.

     HIRSCH INTERNATIONAL CORP.


     By:-------------------------
        Henry Arnberg, President





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